Exhibit 99

Sara Lee Delivers Solid Results in Challenging Environment

Spin off Process Progressing as Planned

DOWNERS GROVE, Ill. (August 11, 2011) – Sara Lee Corp. (NYSE: SLE) today reported earnings for the fourth quarter and full year fiscal 2011 and provided an update on the progress of the spin off transaction.

Strategic Highlights:

—	Significant divestment and restructuring progress towards the creation of two pure-play companies by the first half of calendar 2012
¡	Intend to divest Spanish bakery and French refrigerated dough businesses
¡	Signed agreement to sell North American (N.A.) refrigerated dough business to Ralcorp for $545 million
¡	Corporate expenses nearly $100 million lower than fiscal 2010

Fourth Quarter Highlights:

—	8% increase in adjusted net sales[1] from continuing operations to $2.3 billion; 9% reported net sales increase
—	40% increase in adjusted operating income to $189 million; reported operating income increase of 19%

Fiscal 2011 Highlights:

—	Fiscal 2011 results comfortably within the latest updated guidance ranges[2]

Key Financial Data

Fourth Quarter			($ millions, except per share)	Fiscal Year
2011	2010	% Change	Continuing Operations	2011	2010	% Change

2,268	2,103	8	Adjusted Net Sales	8,636	8,231	5
2,297	2,113	9	Reported Net Sales	8,681	8,339	4
189	135	40	Adjusted Operating Income	809	827	(2)
76	64	19	Reported Operating Income	627	821	(24)
$0.20	$0.07	186	Adjusted EPS	$0.78	$0.67	16
$0.08	$0.16	(50)	Reported Diluted EPS	$0.54	$0.84	(36)

Perspectives from Executive Chairman & Chief Executive Officer

“During the last six months, we have made significant strides toward creating two pure-play companies which are poised for success,” said Sara Lee Executive Chairman, Jan Bennink.

“Our objective of building two simpler, faster and more entrepreneurial businesses is being realized. We have defined the organizational framework for our new companies and are continuing to build and restructure our teams for the future. Through our strategic divestments, we are achieving our objective of streamlining the portfolios to provide the best foundation for strong and focused businesses moving forward. We are heartened by the fact that we have been able to deliver solid results for fiscal 2011 while managing difficult commodity conditions and the internal challenges of the spin off. The inherent strength of these two businesses, combined with a new focus and orientation, give me confidence that the two companies will be highly successful when they separate in the first half of calendar 2012,” concluded Bennink.

Chief Executive Officer Marcel Smits added, “Throughout fiscal 2011, our businesses have remained focused on operational performance. We delivered our updated guidance for adjusted EPS, adjusted operating income and net sales. We’ve also

1 The term “adjusted net sales” and other “adjusted” financial measures are explained and reconciled to comparable GAAP measures at the end of this release.

2 Reconciliation from fiscal 2011 results and the latest FY11 guidance is provided on page 5, breaking out the contribution of N.A. refrigerated dough.

Sara Lee Delivers Solid Results in Challenging Environment – Page 2

maintained a focus on cost reduction activities, lowering our corporate expenses by nearly $100 million over our prior fiscal year. We have introduced new products like Jimmy Dean Jimmy D’s and expanded successful brands like L’OR EspressO and Senseo into new geographies. I’m excited about the progress that we have made this year and continue to have great confidence in the long-term prospects of our businesses.”

Portfolio Changes

The company continues to streamline operations as it progresses toward the spin off. The summary below provides an update on the decisions made to date.

North American refrigerated dough: On August 9th, the company announced a signed agreement to sell its North American refrigerated dough (Store Brands) business to Ralcorp for $545 million. The sale is expected to close by the end of calendar year 2011. This business was classified as a discontinued operation in the fourth quarter of fiscal 2011.

North American Fresh Bakery: The sale of the North American Fresh Bakery to Grupo Bimbo is expected to close before the end of September.

International Bakery: Sara Lee decided in August to divest the Spanish bakery and French refrigerated dough businesses. For both, a sales process is underway and numerous bids have been received. These businesses will be reclassified to discontinued operations in the first quarter of fiscal 2012. The Australian frozen desserts business remains under strategic review.

Remaining Household & Body Care: The company has received 98% of the total expected proceeds. The remaining insecticides divestitures are expected to close in the second half of calendar year 2011.

Fiscal 2012 Guidance

Continuing operations	Fiscal 2012 Guidance	FY11 results excl. International Bakery
Net Sales	$8.5 – $8.75 billion	$8.0 billion
Operating Income ex significant items[3]	$875 - $930 million	$792 million
Net Interest Expense	$85 million	$85 million
Tax rate	33.4%	33.4%
EPS ex significant items[3]	$0.89 - $0.95	$0.75
Year-End Cash	~$0.3 billion	$2.1 billion
Year-End Debt	~$2.3 billion	$2.7 billion
Dollar / euro exchange rate	$1.44	$1.36

—

The International Bakery segment is excluded from fiscal 2012 guidance and fiscal 2011 results for comparability (reconciliation to the fiscal 2011 reported numbers is provided at the end of this release).

—	For simplicity, guidance assumes that the spin off will occur on the last day of fiscal 2012.
—

Guidance for operating income excluding significant items is weighted toward the back half of the year as a result of investments in growth, price increases versus commodity inflation and restructuring benefits.

—	Year-end cash guidance assumes payment of the $3.00 per share special dividend and the repatriation tax provision. It also assumes proceeds are received for all announced dispositions.
—	Fiscal 2012 guidance does not include projections for significant items.

3 The “ex significant items” terms are explained and reconciled to comparable GAAP measures at the end of this release.

Sara Lee Delivers Solid Results in Challenging Environment – Page 3

Restructuring Activities

In preparation for the spin off, Sara Lee has identified cost reduction opportunities of $180 million to $200 million, compared to the fiscal 2011 base, achievable within the next two years. These cost reductions result from the downsizing of corporate resources, the reduction of overhead within both the North American Meat business and the International Coffee and Tea business, and lastly the completion of Project Accelerate initiatives. These savings will offset $50 million to $60 million of stranded costs from business divestitures and will also broadly offset corporate expenses the two business segments will absorb following the split of Sara Lee into two separate listed entities.

In fiscal 2012, the company expects significant item charges of approximately $425 million related to these and other actions. These costs are comprised of $300 million in restructuring (including the recently announced closure of a plant in Paris, Texas) and $125 million in transaction-related costs.

Balance Sheet and Operational Structuring

Since the announced spin off in January, the company has made considerable progress in defining the most efficient and effective operating and balance sheet structure for the International Coffee and Tea business once it is spun off as a separate legal entity. The company has previously guided investors to assume payment of repatriation taxes of over $800 million and to expect a 35% effective tax rate for the International Coffee and Tea business after the spin. Based on work completed to date, we believe that the effective tax rate will be lower. Further details will be provided once discussions with the relevant authorities have been concluded, which the company expects to occur in the fall of this year.

Fourth Quarter Business Segment Review

North American Retail

Our North American Retail segment reported a 4% increase in adjusted net sales to $715 million, primarily driven by pricing actions. The segment reported strong new product performance with growth from Jimmy Dean Jimmy D’s and Hearty Crumbles, and Hillshire Farm Low Sodium and Family Size. Ball Park maintained its share leadership behind the successful introduction of New York Deli Style Beef Franks. These launches were more than offset by the negative volume impact from early pricing actions taken to offset commodity cost increases and the rationalization of lower margin promotional programs. Mix was marginally positive. On a reported basis, net sales declined 2% largely due to last year’s 53rd week.

Adjusted operating margins improved by 590 basis points over the prior year’s fourth quarter, increasing to 11.4%. Reported operating margin for the quarter was 10.1%. For the second straight quarter, commodity cost increases were recovered through cost savings initiatives and pricing actions. The net commodity recovery along with lower MAP spending (versus significant investment in the fourth quarter of last year) and a reduction in SG&A expense drove an adjusted operating segment income increase of $44 million versus last year. Reported operating segment income increased $32 million. The implementation of SAP across all meat plants is now complete and is expected to generate efficiencies and cost savings in fiscal 2012.

North American Foodservice

In the North American Foodservice segment, adjusted net sales increased 9% to $400 million, driven largely by pricing actions taken across the portfolio. This marks the second straight quarter of strong top-line growth in the segment. Reported net sales grew by 2.1%. Segment volumes were down as declines in roast and ground coffee and diversified bakery more than offset volume growth in meats, frozen bakery and liquid coffee. The segment posted particularly strong results for Jimmy Dean breakfast sausages, pre-sliced pies and cakes and branded meats distributed through convenience stores.

Adjusted operating segment income increased 37% driven by cost savings and strong business performance in meats, frozen bakery and liquid coffee. Adjusted operating margin expanded 100 basis points over the prior

Sara Lee Delivers Solid Results in Challenging Environment – Page 4

year to 5.0% driven by manufacturing efficiencies and favorable sales mix. This growth was achieved despite the loss of the low-volume, high-margin liquid coffee contract during last year’s fourth quarter. Reported operating segment income declined $6 million due to impairment charges and spin off related costs while the reported operating margin decreased 150 basis points to 0.1%.

International Beverage

Adjusted net sales of the International Beverage segment increased 14% to $978 million in the fourth quarter. The increase was driven by pricing and sales mix of 17% and higher green coffee export sales from Brazil, partially offset by volume softness. The volume decline mainly reflects the multiple price increases that were put through in the majority of markets to offset commodity price increases. Price increases and cost savings are expected to have fully offset commodity price increases by the second quarter of fiscal 2012. Volumes were also impacted by a slight decline in the overall coffee market in the Netherlands and a deliberate choice to end private label production in France. Reported net sales increased 24% to $996 million.

L’OR EspressO continues to perform well in France and initial results from the Netherlands, Spain and Belgium are promising and reaffirm the growth potential of this product. L’OR EspressO capsules are now sold through more than 15,000 retail stores in Europe. In Brazil, Senseo was successfully launched in Rio de Janeiro following the promising results of the initial introduction of Senseo in São Paulo. The integration of Brazilian Damasco is ahead of plan, with better than expected synergies and growth. Australia successfully launched two new products, Piazza D’Oro and Moccona Café Classics Frappé, which helped to reach a record-high value share of 67% in the freeze-dried instant coffee segment. In Foodservice, the trend in machine placements picked up in the quarter and the recent successful roll-out of Cafitesse Excellence contributed to the positive momentum.

The International Beverage business is making good progress in aligning its organizational structure with its future growth ambitions. As part of this process, the marketing and R&D functions are being redesigned to optimize the innovation process and allow for a faster product to market process.

Adjusted operating segment income decreased 13% to $121 million resulting in an adjusted operating margin of 12.4% which largely reflects the time lagging effect between commodity cost increases and subsequent price increase. MAP spending in the fourth quarter was below the significant investment in the prior-year period which in large part is attributable to last year’s launch of L’OR EspressO in France. On a full year basis, MAP investment was up 3% providing adequate support to the coffee and tea brands. Reported operating segment income declined 4% to $119 million.

International Bakery

Adjusted net sales declined 8% to $182 million mainly due to difficult macro-economic and competitive conditions in Spain. Reported net sales declined 1% to $182 million.

Adjusted operating segment income was $13 million lower than the prior year while reported operating segment income declined $10 million. In Spain, further price reductions were required to maintain market share, which led to additional short-term margin pressure. Restructuring activities to transform the company’s sales force to independent operators are progressing as planned.

Corporate

In the fourth quarter corporate expenses, excluding significant items, were $33 million lower than the prior-year period. For the full year, corporate expenses, excluding significant items, declined $94 million primarily attributable to the impact of headcount reductions, lower employee benefits costs, the sale of the company plane and a reduction in franchise taxes.

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Additional Information

FY11 Actual Results versus Latest Guidance:

As a result of the classification of N.A. refrigerated dough as a discontinued operation in the fourth quarter, fiscal 2011 results are not reported on the same basis as the most recent guidance issued on May 5, 2011. The table below bridges fiscal 2011 results for continuing operations and N.A. refrigerated dough to the most recent guidance.

	FY11 Results from Continuing Operations (ex. N.A. refrig. dough)	N.A. refrigerated dough	Guidance from May 5, 2011 (incl. N.A. refrig. dough)
Reported net sales	$8.68 billion	$307 million	$8.9 - $9.0 billion
Adjusted operating income	$809 million	$42 million	$840 - $870 million
Adjusted EPS	$0.78	$0.04	$0.79 – $0.83

Currency Mark-to-Market and Commodity Costs:

The International Beverage segment results include a favorable year-over-year currency mark-to-market impact of $6 million in the fourth quarter and an unfavorable impact of $(55) million for the full year. In the fourth quarter, total commodity costs for the corporation increased by $248 million (net of the $6 million of currency mark-to-market adjustments highlighted above), partially offset by $223 million in higher prices. For the full year, total commodity costs for the corporation increased by $646 million (including the $55 million of currency mark-to-market adjustments highlighted above), partially offset by $468 million in price increases.

Update of Pension Funded Status:

As of July 2, 2011, the funded status of the company’s global pension plans related to continuing operations was a surplus of approximately $40 million which compares to a deficit of approximately $450 million on July 3, 2010. The improvement in funded status is driven primarily by the strong performance of the plans’ assets.

Diluted Earnings Per Share:

Reported and adjusted EPS can be summarized as follows:

	Fourth Quarter		YTD
	2011	2010	2011	2010
Diluted EPS as reported	$0.19	$0.28	$2.06	$0.73
Less:
Gain on sale of discontinued operations	0.22	0.12	1.18	0.12
Tax related items	(0.14)	0.11	0.24	(0.38)
Other significant items	(0.12)	(0.17)	(0.39)	(0.29)
Contingent sale proceeds	-	0.01	-	0.19
Impact of 53rd week	-	0.03	-	0.03

Adjusted EPS*	$0.24	$0.19	$1.05	$1.08
Of which:
Adjusted EPS from continuing operations	0.20	0.07	0.78	0.67
Adjusted EPS from discontinued operations	0.04	0.12	0.27	0.41

* Amounts are rounded and may not add to the total.

Webcast and Form 10-K

Sara Lee Corporation’s review of its results for the fourth quarter and fiscal year will be broadcast live via the Internet today at 9:00 a.m. CDT. The live webcast can be accessed in the Investor Relations section on www.saralee.com and is anticipated to conclude by 10:00 a.m. CDT. For people who are unable to listen to the webcast live, a recording will be available on the website at 7:00 p.m. on the day of the webcast until Feb. 10, 2012. Sara Lee has also provided slides containing additional information that will be reviewed during its

Sara Lee Delivers Solid Results in Challenging Environment – Page 6

fourth quarter webcast. The slides can be accessed in the Investor Relations section on www.saralee.com under Investor News and Events.

Amounts included in the release are unaudited pending the company’s filing of its form 10-K for fiscal 2011 with the Securities and Exchange Commission. Sara Lee Corporation will file its Form 10-K on or before August 31, 2011. The Form 10-K will be available in the Investor Relations section (Financial/SEC Information page) on www.saralee.com.

About Sara Lee Corporation

Each and every day, Sara Lee (NYSE: SLE) delights millions of consumers and customers around the world. The company has one of the world’s best-loved and leading portfolios with its innovative and trusted food and beverage brands, including Ball Park, Douwe Egberts, Hillshire Farm, Jimmy Dean, Sara Lee and Senseo. Collectively, our brands generate nearly $9 billion in annual net sales from continuing operations. Sara Lee has approximately 20,000 employees in its continuing operations worldwide. In January, 2011, Sara Lee Corp. announced that it will divide the company into two pure play publicly-traded companies. One company will be focused around the current International Coffee and Tea business, while the other company will be focused on the North American Retail Meats and North American Foodservice businesses. For more information on this news, and on Sara Lee’s brands, please visit www.saralee.com.

Contact:	Media: Jon Harris, +1.630.598.8661

Analysts: Melissa Napier, +1.630.598.8739

Forward-Looking Statements

This release contains forward-looking statements regarding Sara Lee’s business prospects and future financial results and metrics, including statements contained under the heading “Fiscal 2012 Guidance.” In addition, from time to time, in oral statements and written reports, the corporation discusses its expectations regarding the corporation’s future performance by making forward-looking statements preceded by terms such as “anticipates,” “we are confident,” “expects,” “likely” or “believes.” These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events.

Forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Consequently, the corporation wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Sara Lee’s actual results to differ from such forward-looking statements are those described under Item 1A, Risk Factors, in Sara Lee’s most recent Annual Report on Form 10-K and other SEC Filings, as well as factors relating to:

—

Sara Lee’s spin off and separation plans and the special dividend announced on Jan. 28, 2011, its regular quarterly dividend and its share repurchase plans, such as (i) unanticipated developments that delay or negatively impact the proposed spin off and capital plans; (ii) Sara Lee’s ability to obtain an IRS tax ruling and any other customary approvals; (iii) Sara Lee’s ability to generate the anticipated efficiencies and savings from the proposed spin off including a lower effective tax rate for the spin off company; (iv) the impact of the proposed spin off on Sara Lee’s relationships with its employees, its major customers and vendors and on Sara Lee’s credit ratings and cost of funds; (v) changes in market conditions; (vi) future opportunities that the Board may determine present greater potential value to shareholders than the spin off, special dividend and share purchase plans; (vii) the inability to complete the sale of Sara Lee’s North American Fresh Bakery business, a condition to the payment of the special dividend; (viii) disruption to Sara Lee’s business operations as a result of the proposed spin off; (ix) future operating or capital needs that require a more significant outlay of cash than currently anticipated; and (x) the ability of the businesses to operate independently following the completion of the proposed spin off;

—

Sara Lee’s relationship with its customers, such as (i) a significant change in Sara Lee’s business with any of its major customers, such as Walmart, its largest customer, including changes in how such customers manage their suppliers and the level of inventory these customers maintain; and (ii) credit and other business risks associated with customers operating in a highly competitive retail environment;

—

The consumer marketplace, such as (i) significant competition, including advertising, promotional and price competition; (ii) changes in consumer behavior due to economic conditions, such as a shift in

Sara Lee Delivers Solid Results in Challenging Environment – Page 7

consumer demand toward private label; (iii) fluctuations in the cost of raw materials, Sara Lee’s ability to increase or maintain product prices in response to fluctuations in cost and the impact on Sara Lee’s profitability; (iv) the impact of various food safety issues and regulations on sales and profitability of Sara Lee products; and (v) inherent risks in the marketplace associated with new product introductions, including uncertainties about trade and consumer acceptance;

—

Sara Lee’s international operations, such as (i) impacts on reported earnings from fluctuations in foreign currency exchange rates, particularly the euro; (ii) Sara Lee’s generation of a high percentage of its revenues from businesses outside the United States and costs to remit these foreign earnings into the U.S. to fund Sara Lee’s domestic operations, share repurchase plans, dividends, debt service and corporate costs; (iii) difficulties and costs associated with complying with U.S. laws and regulations, such as Foreign Corrupt Practices Act, applicable to entities with overseas operations, and different regulatory structures and unexpected changes in regulatory environments overseas, including without limitation potentially negative consequences from changes in anti-competition and tax laws; and (iv) Sara Lee’s ability to continue to source production and conduct manufacturing and selling operations in various countries due to changing business conditions, political environments, import quotas and the financial condition of suppliers;

—

Previous business decisions, such as (i) Sara Lee’s ability to generate margin improvement through cost reduction and efficiency initiatives; (ii) Sara Lee’s ability to achieve planned cash flows from capital expenditures and acquisitions and the impact of changing interest rates and the cost of capital on the discounted value of those planned cash flows, which could impact future impairment analyses; (iii) credit ratings issued by the three major credit rating agencies, the impact of Sara Lee’s capital plans and targets on such credit ratings and the impact these ratings and changes in these ratings may have on Sara Lee’s cost to borrow funds, access to capital/debt markets, and ability to complete the planned share repurchase; (iv) the settlement of a number of ongoing reviews of Sara Lee’s income tax filing positions in various jurisdictions and inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which Sara Lee transacts business; and (v) changes in the expense for and contingent liabilities relating to multi-employer pension plans in which Sara Lee participates.

In addition, Sara Lee’s results may also be affected by general factors, such as economic conditions, political developments, interest and inflation rates, accounting standards, taxes and laws and regulations in markets where the corporation competes. Sara Lee undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

#   #   #

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Consolidated Statements of Income

For the Quarters and Years ended July 2, 2011 and July 3, 2010 (in millions, except per share data - unaudited)

	Quarter ended		Fiscal Year ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Continuing operations
Net sales	$2,297	$2,113	$8,681	$8,339

Cost of sales	1,603	1,404	5,868	5,356
Selling, general and administrative expenses	540	601	2,060	2,183
Net charges for exit activities, asset and business dispositions	57	33	105	84
Impairment charges	21	11	21	28
Contingent sale proceeds	-	-	-	(133)

Operating income	76	64	627	821
Interest expense	30	36	117	138
Interest income	(10)	(5)	(32)	(23)
Debt extinguishment costs	-	-	55	-

Income from continuing operations before income taxes	56	33	487	706
Income tax expense	8	(75)	149	124

Income from continuing operations	48	108	338	582

Discontinued operations:
Income (loss) from discontinued operations, net of tax expense (benefit) of $125,$53, $(50) and $481	(63)	5	222	(139)
Gain on sale of discontinued operations, net of tax expense (benefit) of $(8), $72, $568 and $74	128	78	736	84

Net income (loss) from discontinued operations	65	83	958	(55)

Net income (loss)	113	191	1,296	527

Less: Income from noncontrolling interests, net of tax
Discontinued operations	2	4	9	21

Net income (loss) attributable to Sara Lee	$111	$187	$1,287	$506

Amounts attributable to Sara Lee:
Net income from continuing operations	$48	$108	$338	$582
Net income (loss) from discontinued operations	63	79	949	(76)

Earnings per share of common stock:
Basic
Income from continuing operations	$0.08	$0.16	$0.54	$0.85
Net income (loss)	$0.19	$0.28	$2.07	$0.74
Average shares outstanding	588	664	621	688
Diluted
Income from continuing operations	$0.08	$0.16	$0.54	$0.84
Net income (loss)	$0.19	$0.28	$2.06	$0.73
Average shares outstanding	592	668	625	691

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Segment Analysis - as reported

For the Quarters and Years ended July 2, 2011 and July 3, 2010 (in millions - unaudited)

	Quarter ended				Fiscal Year ended

	July 2, 2011	July 3, 2010	Change		July 2, 2011	July 3, 2010	Change
			Dollars	%			Dollars	%
Continuing Operations:

Net sales:

North American Retail	$726	$742	$(16)	(2.1)%	$2,868	$2,818	$50	1.8%
North American Foodservice	400	391	9	2.1	1,566	1,547	19	1.2
International Beverage	996	804	192	23.9	3,548	3,221	327	10.2
International Bakery	182	184	(2)	(1.2)	726	785	(59)	(7.5)
Intersegment	(7)	(8)	1		(27)	(32)	5

Total net sales	$2,297	$2,113	$ 184	8.7%	$8,681	$8,339	$342	4.1%

Operating income (loss):
North American Retail	$74	$42	$32	74.7%	$307	$343	$(36)	(10.6	) %
North American Foodservice	1	7	(6)	(92.2)	79	60	19	32.8
International Beverage	119	124	(5)	(4.0)	452	592	(140)	(23.6)
International Bakery	(28)	(18)	(10)	(55.9)	(12)	(14)	2	10.9

Operating segment income	166	155	11	6.8	826	981	(155)	(15.8)
General corporate expenses	(77)	(76)	(1)		(188)	(259)	71
Mark-to-market derivative gain/(loss)	(7)	(10)	3		11	(13)	24
Amortization	(6)	(5)	(1)		(22)	(21)	(1)
Contingent sale proceeds	-	-	-		-	133	(133)

Total operating income	$76	$64	$12	19.3%	$627	$821	$(194)	(23.6)%

Operating Margin:

North American Retail	10.1%	5.7%		4.4%	10.7%	12.2%		(1.5)%
North American Foodservice	0.1	1.6		(1.5)	5.1	3.9		1.2
International Beverage	12.0	15.5		(3.5)	12.7	18.4		(5.7)
International Bakery	(15.4)	(9.7)		(5.7)	(1.7)	(1.8)		0.1

Total Sara Lee	3.3%	3.0%		0.3%	7.2%	9.8%		(2.6)%

Discontinued Operations:

Net sales	$714	$1,171	$(457)	(39.0)%	$3,422	$4,580	$(1,158)	(25.3)%
Operating segment income	67	64	3	2.6	185	378	(193)	(51.3)
Operating income	64	59	5	11.0	180	348	(168)	(48.3)
Operating Margin	9.3%	5.5%		3.8%	5.4%	8.3%		(2.9)%

NM: Not meaningful

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Segment Analysis - as adjusted

For the Quarters and Years ended July 2, 2011 and July 3, 2010 (in millions - unaudited)

	Quarter ended				Fiscal Year ended

	July 2, 2011	July 3, 2010	Change		July 2, 2011	July 3, 2010	Change
			Dollars	%			Dollars	%
Continuing Operations:

Adjusted net sales:

North American Retail	$715	$690	$25	3.8%	$2,857	$2,766	$91	3.3%
North American Foodservice	400	366	34	9.3	1,566	1,523	43	2.8
International Beverage	978	857	121	14.1	3,514	3,199	315	9.9
International Bakery	182	198	(16)	(8.4)	726	775	(49)	(6.4)
Intersegment	(7)	(8)	1		(27)	(32)	5

Adjusted net sales	$2,268	$2,103	$165	7.8%	$8,636	$8,231	$405	4.9%

Adjusted operating income (loss):

North American Retail	$82	$38	$44	NM	$317	$335	$(18)	(5.2)%
North American Foodservice	20	15	5	37.1	102	86	16	19.1
International Beverage	121	138	(17)	(12.7)	489	593	(104)	(17.5)
International Bakery	-	13	(13)	NM	16	45	(29)	(65.0)

Adjusted operating segment income	223	204	19	9.7%	924	1,059	(135)	(12.6)%

General corporate expenses	(21)	(54)	33		(104)	(198)	94
Mark-to-market derivative gain/(loss)	(7)	(10)	3		11	(13)	24
Amortization	(6)	(5)	(1)		(22)	(21)	(1)

Adjusted operating income	$189	$135	$54	40.3%	$809	$827	$(18)	(2.0)%

Adjusted Operating Margin:

North American Retail	11.4%	5.5%		5.9%	11.1%	12.1%		(1.0)%
North American Foodservice	5.0	4.0		1.0	6.5	5.6		0.9
International Beverage	12.4	16.2		(3.8)	13.9	18.5		(4.6)
International Bakery	(0.1)	6.0		(6.1)	2.1	5.7		(3.6)

Total Sara Lee	8.4%	6.4%		2.0%	9.4%	10.0%		(0.6)%

Discontinued Operations:

Adjusted net sales	$714	$706	$8	1.1%	$3,422	$3,453	$(31)	(0.9)%
Adjusted operating segment income	58	50	8	12.7	296	298	(2)	(0.9)
Adjusted operating income	55	45	10	25.3	291	268	23	8.7
Adjusted operating margin	8.0%	7.2%		0.8%	8.7%	8.7%		0.0%

* Adjusted amounts are non-GAAP measures.

See the explanation of non-GAAP financials in this release

   NM - Not meaningful

Sara Lee Delivers Solid Results in Challenging Environment – Page 11

Net Sales Bridge

For the Quarters and Years ended July 2, 2011 and July 3, 2010 (unaudited)

The following table illustrates the components of the change in net sales versus the prior year for each of the four reported business segments

Fourth Quarter ended July 2, 2011

	Unit Volume(1)	+	Mix	+	Price	+	Other	=	Adjusted Net Sales* Change	Impact of 53rd Week	+	Acq./ Disp.	+	Foreign Exchange	=	Total Net Sales Change
North American Retail	(6.9)%		0.2%		8.4%		2.1%		3.8%	(7.3)%		1.4%		0.0%		(2.1)%

North American Foodservice	(2.0)		(1.7)		13.1		(0.1)		9.3	(7.3)		0.0		0.1		2.1

International Beverage	(9.3)		2.7		14.7		6.0		14.1	(6.1)		2.1		13.8		23.9

International Bakery	(1.2)		(1.7)		(5.1)		(0.4)		(8.4)	(5.4)		0.0		12.6		(1.2)

Total Continuing Business	(6.6)%		0.8%		10.5%		3.1%		7.8%	(6.7)%		1.3%		6.3%		8.7%

Fiscal Year ended July 2, 2011

	Unit Volume(1)	+	Mix	+	Price	+	Other	=	Adjusted Net Sales* Change	Impact of 53rd Week	+	Acq./ Disp.	+	Foreign Exchange	=	Total Net Sales Change
North American Retail	(3.8)%		1.8%		5.5%		(0.2)%		3.3%	(1.9)%		0.4%		0.0%		1.8%

North American Foodservice	(13.4)		6.8		9.5		(0.1)		2.8	(1.7)		0.0		0.1		1.2

International Beverage	(2.2)		2.0		6.0		4.1		9.9	(1.7)		1.1		0.9		10.2

International Bakery	(2.5)		(0.6)		(3.7)		0.4		(6.4)	(1.5)		0.0		0.4		(7.5)

Total Continuing Business	(4.7)%		2.5%		5.6%		1.5%		4.9%	(1.7)%		0.5%		0.4%		4.1%

*Adjusted net sales is a non-GAAP measure that excludes the impact of foreign currency exchange rates and acquisitions/dispositions.

See the explanation of non-GAAP financials in this release

(1) Volume data excludes the impact of the 53rd week and commodity hog volumes as the corporation has exited nearly all of its commodity hog contracts.

Sara Lee Delivers Solid Results in Challenging Environment – Page 12

Significant Items

Quarters ended July 2, 2011 and July 3, 2010 (in millions, except per share data - unaudited)

	Quarter ended July 2, 2011			Quarter ended July 3, 2010
	Pretax Impact	Net Income	Diluted EPS Impact (1)	Pretax Impact	Net Income	Diluted EPS Impact (1)
Continuing Operations:

Business outsourcing costs	$(8)	$(5)	$(0.01)	$(6)	$(4)	$(0.01)
Severance	5	3	-	(23)	(16)	(0.02)
Lease exit costs	-	-	-	(5)	(3)	-
Accelerated depreciation	-	-	-	(11)	(7)	(0.01)

Total Project Accelerate	(3)	(2)	-	(45)	(30)	(0.05)

International stranded overhead - severance	(26)	(19)	(0.03)	-	-	-

Pension curtailment gain	-	-	-	-	-	-
Impairment charges	(21)	(14)	(0.02)	(11)	(8)	(0.01)
Mexican tax indemnification	-	-	-	(11)	(16)	(0.02)
Spin off related costs	(66)	(49)	(0.08)	-	-	-

Impact of significant items on income from continuing operations before income taxes	(116)	(84)	(0.14)	(67)	(54)	(0.08)

Tax on unremitted earnings	-	-	-	-	(19)	(0.03)
Belgian tax proceeding	-	-	-	-	(1)	-
UK net operating loss utilization	-	-	-	-	(5)	(0.01)
Tax credit adjustment	-	-	-	-	7	0.01
Tax audit settlement/reserve adjustments	-	19	0.03	-	95	0.14
Tax valuation allowance adjustment	-	(7)	(0.01)	-	-	-
Deferred tax adjustment on repatriation	-	-	-	-	11	0.02
Other tax adjustment	-	-	-	-	12	0.02

Impact of significant items on income from continuing operations	(116)	(72)	(0.12)	(67)	46	0.07

Discontinued operations:
Professional fees/other	(16)	(12)	(0.02)	(13)	(11)	(0.02)
Exit activities	(3)	(2)	-	(16)	(14)	(0.02)
Accelerated depreciation	(1)	-	-	-	-	-
Pension curtailment gain (loss)	(3)	(2)	-	-	-	-
Pension partial withdrawal liability charge	5	3	0.01	(16)	(10)	(0.01)
Gain on the sale of discontinued operations	120	128	0.22	150	78	0.12
Licensing agreement termination charge	-	-	-	-	-	-
Antitrust reserve reversal	27	18	0.03	(28)	(28)	(0.04)
Tax on unremitted earnings	-	-	-	-	(6)	(0.01)
Tax basis difference - Fresh Bakery	-	(105)	(0.18)	-	-	-
Tax basis difference - H&BC	-	-	-	-	(9)	(0.01)
Tax valuation allowance adjustment	-	12	0.02		(13)	(0.02)
Capital loss carryforward utilization	-	-	-	-	(5)	(0.01)
Deferred tax adjustment on repatriation	-	-	-	-	9	0.01

Impact of significant items on income from discontinued operations	129	40	0.07	77	(9)	(0.01)

Impact of significant items on net income	$13	$(32)	$(0.05)	$10	$37	$0.05

Impact of significant items on income from continuing operations before income taxes

Cost of sales	$-			$(6)
Selling, general and administrative expenses	(37)			(17)
Exit and business dispositions	(58)			(33)
Impairment charges	(21)			(11)
Debt extinguishment costs	-			-

Total	$(116)			$(67)

Notes:

(1) EPS amounts are rounded to the nearest $0.01 and may not add to the total.

Sara Lee Delivers Solid Results in Challenging Environment – Page 13

Significant Items

Years ended July 2, 2011 and July 3, 2010 (in millions, except per share data - unaudited)

	Fiscal Year ended July 2, 2011			Fiscal Year ended July 3, 2010
	Pretax Impact	Net Income	Diluted EPS Impact (1)	Pretax Impact	Net Income	Diluted EPS Impact (1)
Continuing Operations:

Business outsourcing costs	$(20)	$(14)	(0.02)	$(27)	$(18)	(0.03)
Severance	(1)	(1)	-	(46)	(32)	(0.05)
Lease exit costs	-	-	-	(14)	(8)	(0.01)
Business disposition costs	-	-	-	(20)	(14)	(0.02)
Accelerated depreciation	(2)	(1)	-	(11)	(7)	(0.01)

Total Project Accelerate	(23)	(16)	(0.02)	(118)	(79)	(0.12)

International stranded overhead - severance	(66)	(47)	(0.07)	-	-	-
Pension curtailment gain	-	-	-	20	13	0.02
Impairment charges	(21)	(14)	(0.02)	(28)	(19)	(0.03)
Mexican tax indemnification	-	-	-	(26)	(26)	(0.04)
Debt extinguishment costs	(55)	(35)	(0.06)	-	-	-
Spin off related costs	(76)	(55)	(0.09)	-	-	-

Impact of significant items on income from continuing operations before income taxes	(241)	(167)	(0.27)	(152)	(111)	(0.16)

Tax on unremitted earnings	-	-	-	-	(121)	(0.18)
Belgian tax proceeding	-	-	-	-	(44)	(0.06)
UK net operating loss utilization	-	-	-	-	11	0.02
Tax audit settlement/reserve adjustments	-	27	0.04	-	198	0.29
Tax credit adjustment	-	-	-	-	25	0.04
Deferred tax adjustment on repatriation	-	-	-	-	11	0.02
Tax valuation allowance adjustment	-	(7)	(0.01)	-	(5)	(0.01)
Other tax adjustment	-	-	-	-	12	0.02

Impact of significant items on income from continuing operations	(241)	(147)	(0.24)	(152)	(24)	(0.04)

Discontinued operations:
Professional fees/other	(36)	(28)	(0.04)	(35)	(31)	(0.04)
Exit activities	(59)	(42)	(0.07)	(17)	(14)	(0.02)
Accelerated depreciation	(3)	(2)	-	(2)	(2)	-
Pension curtailment gain (loss)	(4)	(2)	-	(6)	(5)	(0.01)
Pension partial withdrawal liability charge	3	2	-	(23)	(15)	(0.02)
Gain on the sale of discontinued operations	1,304	736	1.18	158	84	0.12
Licensing agreement termination charge	(39)	(27)	(0.04)	-	-	-
Antitrust reserve (provision)/reversal	27	18	0.03	(28)	(28)	(0.04)
Tax basis difference - Fresh Bakery	-	122	0.20	-	-	-
Tax basis difference - H&BC	-	(2)	-	-	2	-
Tax audit settlement	-	(1)	-	-	(3)	-
Capital loss carryforward utilization	-	-	-	-	22	0.03
Valuation allowance adjustment	-	10	0.02	-	40	0.06
Deferred tax adjustment on repatriation	-	-	-	-	9	0.01
Tax on unremitted earnings	-	(6)	(0.01)	-	(427)	(0.62)

Impact of significant items on income from discontinued operations	1,193	778	1.25	47	(368)	(0.53)

Impact of significant items on net income	$952	$631	$1.01	$(105)	$(392)	$(0.57)

Impact of significant items on income from continuing operations before income taxes

Cost of sales	$(2)			$-
Selling, general and administrative expenses	(58)			(40)
Exit and business dispositions	(105)			(84)
Impairment charges	(21)			(28)
Debt extinguishment costs	(55)			-

Total	$(241)			$(152)

Notes:
(1) EPS amounts are rounded to the nearest $0.01 and may not add to the total.

Sara Lee Delivers Solid Results in Challenging Environment – Page 14

EPS Reconciliation - Reported to Adjusted

Quarters ended July 2, 2011 and July 3, 2010 (in millions, except per share data - unaudited)

	Quarter ended July 2, 2011				Quarter ended July 3, 2010
	As Reported	Impact of Significant Items		Adjusted (1)	As Reported	Impact of Significant Items		Impact of 53rd week	Contingent Sale Proceeds	Adjusted (1)
		Continuing Operations	Discontinued Operations			Continuing Operations	Discontinued Operations
Continuing operations:

Income from continuing operations before income taxes	$56	$(116)	$-	$172	$33	$(67)	$-	$17	$-	$83

Income tax (benefit) expense	8	(44)	-	52	(75)	(113)	-	6	(6)	38

Income from continuing operations	48	(72)	-	120	108	46	-	11	6	45

Discontinued operations:
Income (loss) from discontinued operations, net of tax	(63)	-	(88)	25	5	-	(87)	10	-	82

Gain on sale of discontinued operations, net of tax	128	-	128	-	78	-	78	-	-	-

Net income (loss) from discont. ops.	65	-	40	25	83	-	(9)	10	-	82

Net income (loss)	113	(72)	40	145	191	46	(9)	21	6	127

Less: Income from noncontrolling interests, net of tax Discontinued operations	2	-	-	2	4	-	-	-	-	4

Net income (loss) attributable to Sara Lee	$111	$(72)	$40	$143	$187	$46	$(9)	$21	$6	$123

Amounts attributable to Sara Lee:
Net income (loss) from continuing operations	$48	$(72)	$-	$120	$108	$46	$-	$11	$6	$45
Net income (loss) from discontinued operations	63	-	40	23	79	-	(9)	10	-	78

Earnings per share of common stock*:
Diluted
Income (loss) from continuing operations	$0.08	$(0.12)	$-	$0.20	$0.16	$0.07	$-	$0.02	$0.01	$0.07
Net income (loss)	$0.19	$(0.12)	$0.07	$0.24	$0.28	$0.07	$(0.01)	$0.03	$0.01	$0.19

Effective tax rate - continuing operations	14.5%			30.4%	(223.2)%					44.5%

(1) Represents a non-GAAP financial measure. See the explanation of non-GAAP financials in this release

 *   EPS amounts are rounded to the nearest $0.01 and may not add to the total

Sara Lee Delivers Solid Results in Challenging Environment – Page 15

EPS Reconciliation - Reported to Adjusted

Years ended July 2, 2011 and July 3, 2010 (in millions, except per share data - unaudited)

	Fiscal Year ended July 2, 2011				Fiscal Year ended July 3, 2010
	As Reported	Impact of Significant Items		Adjusted (1)	As Reported	Impact of Significant Items		Impact of 53rd week	Contingent Sale Proceeds	Adjusted (1)
		Continuing Operations	Discontinued Operations			Continuing Operations	Discontinued Operations
Continuing operations:

Income from continuing operations before income taxes	$487	$(241)	$-	$728	$706	$(152)	$-	$17	$133	$708

Income tax (benefit) expense	149	(94)	-	243	124	(128)	-	6	-	246

Income from continuing operations	338	(147)	-	485	582	(24)	-	11	133	462

Discontinued operations:
Income from discontinued operations, net of tax	222	-	42	180	(139)	-	(452)	10	-	303

Gain on sale of discontinued operations, net of tax	736	-	736	-	84	-	84	-	-	-

Net income (loss) from discont. ops.	958	-	778	180	(55)	-	(368)	10	-	303

Net income	1,296	(147)	778	665	527	(24)	(368)	21	133	765

Less: Income from noncontrolling interests, net of tax Discontinued operations	9	-	-	9	21	-	-	-	-	21

Net income attributable to Sara Lee	$1,287	$(147)	$778	$656	$506	$(24)	$(368)	$21	$133	$744

Amounts attributable to Sara Lee:
Net income from continuing operations	$338	$(147)	$-	$485	$582	$(24)	$-	$11	$133	$462
Net income from discontinued operations	949	-	778	171	(76)	-	(368)	10	-	282

Earnings per share of common stock*:
Diluted
Income from continuing operations	$0.54	$(0.24)	$-	$0.78	$0.84	$(0.04)	$-	$0.02	$0.19	$0.67
Net income	$2.06	$(0.24)	$1.25	$1.05	$0.73	$(0.04)	$(0.53)	$0.03	$0.19	$1.08

Effective tax rate - continuing operations	30.7%			33.4%	17.6%					34.6%

(1) Represents a non-GAAP financial measure. See the explanation of non-GAAP financials in this release

 *   EPS amounts are rounded to the nearest $0.01 and may not add to the total.

Sara Lee Delivers Solid Results in Challenging Environment – Page 16

Explanation of Non-GAAP Financial Measures

Management measures and reports Sara Lee’s financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). In this release, Sara Lee highlights certain items that have significantly impacted the corporation’s financial results and uses several non-GAAP financial measures to help investors understand the financial impact of these significant items.

“Significant items” are income or charges (and related tax impact) that management believes have had or are likely to have a significant impact on the earnings of the applicable business segment or on the total corporation for the period in which the item is recognized, are not indicative of the company’s core operating results and affect the comparability of underlying results from period to period. Significant items may include, but are not limited to: charges for exit activities; transformation program and Project Accelerate costs; impairment charges; pension partial withdrawal liability charges; benefit plan curtailment gains (losses); debt extinguishment costs; spin-off related costs; tax charge on deemed repatriated earnings; tax costs and benefits resulting from the disposition of a business; impact of tax law changes; gains on the sale of discontinued operations; changes in tax valuation allowances and favorable or unfavorable resolution of open tax matters based on the finalization of tax authority examinations or the expiration of statutes of limitations. Management highlights significant items to provide greater transparency into the underlying sales or profit trends of Sara Lee or the applicable business segment or discontinued operations and to enable more meaningful comparability between financial results from period to period. Additionally, Sara Lee believes that investors desire to understand the impact of these factors to better project and assess the longer term trends and future financial performance of the corporation.

“Contingent sale proceeds” are contingent proceeds from the sale of the company’s tobacco business in fiscal 1999. Under the sales agreement, Sara Lee received cash payments annually so long as tobacco continued to be a legal product in the specified countries. Our last cash payment was received on July 15, 2009. Contingent sale proceeds are not “significant items,” but are identified separately because the income is not generated by the company’s underlying business and has a finite term.

“Impact of 53rd week” is the financial impact to Sara Lee, in terms of additional sales, expense or income, resulting from fiscal 2010 having 53 weeks as compared to 52 weeks in the comparable fiscal years.

This release contains certain non-GAAP financial measures that exclude from a financial measure computed in accordance with GAAP the impact of the significant items, the receipt of contingent sale proceeds, and the impact of acquisitions and dispositions, the 53rd week and changes in foreign currency exchange rates. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Sara Lee’s business that, when viewed together with Sara Lee’s financial results computed in accordance with GAAP, provide a more complete understanding of factors and trends affecting Sara Lee’s historical financial performance and projected future operating results, greater transparency of underlying profit trends and greater comparability of results across periods. These non-GAAP financial measures are not intended to be a substitute for the comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

In addition, investors frequently have requested information from management regarding significant items and the impact of the contingent sale proceeds. Management believes, based on feedback it has received during earnings calls and discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Sara Lee’s historical and project future financial performance. Management also uses certain of these non-GAAP financial measures, in conjunction with the GAAP financial measures, to understand, manage and evaluate our businesses, in planning for and forecasting financial results for future periods, and as one factor in determining achievement of incentive compensation. Two of the three performance measures under Sara Lee’s annual incentive plan are net sales and operating income, which are the reported amounts as adjusted for significant items and possibly other items. Operating income, as adjusted for significant items, also may be used as a component of Sara Lee’s long-term incentive plans. Many of the significant items will recur in future periods; however, the amount and frequency of each significant item varies from period to period. Management also has received inquiries from investors seeking to better understand and project the corporation’s tax rate, which can be complex given the multiple foreign jurisdictions in which Sara Lee operates and the numerous tax rules with which it must comply. The information contained in the tables “Reconciliation of as Reported to Adjusted” for each fiscal period includes certain non-GAAP financial measures, and is intended to help investors better understand Sara Lee’s effective tax rate.

Sara Lee Delivers Solid Results in Challenging Environment – Page 17

The following is an explanation of the non-GAAP financial measures presented in this release.

In the “EPS Reconciliation of as Reported to Adjusted” tables on pages 14 and 15, each item in the “Adjusted” column of that table equals the indicated financial measure computed in accordance with GAAP less the impact of both significant items and contingent sale proceeds recognized in the fiscal period presented.

“Adjusted EPS” excludes from diluted EPS, as reported, for total Sara Lee, for continuing operations or for discontinued operations, as indicated, the per share impact of significant items and contingent sale proceeds, and the per share impact of the 53rd week recognized in the fiscal period presented.

“Adjusted net sales” for continuing operations or discontinued operations, as indicated, excludes from applicable net sales the impact of businesses acquired or divested after the start of the fiscal period and the impact of the 53rd week, and also presents fiscal 2010 results at fiscal 2011 currency exchange rates.

“Adjusted operating income” for continuing operations or discontinued operations, as indicated, excludes from applicable operating income the impact of significant items and contingent sale proceeds, if any, the impact of the 53rd week and businesses acquired or divested after the start of the fiscal period, and also presents fiscal 2010 results at fiscal 2011 currency exchange rates.

“Adjusted operating margin” for continuing operations, a specified business segment or discontinued operations, as indicated, is a non-GAAP financial measure that equals adjusted operating income for the applicable portion of the business divided by adjusted net sales of the corporation (in the case of computing adjusted operating margin for continuing operations) or adjusted operating segment income for a business segment or discontinued operations divided by adjusted net sales for that business segment or discontinued operation (in the case of computing adjusted operating margin for a specific business segment or discontinued operations).

“Adjusted operating segment income” for continuing operations, a specified business segment or discontinued operations, as indicated, excludes from the operating segment income from continuing operations, of a specified business segment or from discontinued operations the impact of significant items and the impact of the 53rd week recognized by that portion of the business during the fiscal period and businesses acquired or divested after the start of the fiscal period, and also presents fiscal 2010 results at fiscal 2011 currency exchange rates.

“EPS ex significant items” for continuing operations excludes from the non-GAAP measure “Adjusted EPS” for continuing operations (as defined above) for fiscal 2011 estimated earnings per share attributable to the International Bakery business segment for the fiscal period presented.

“Operating Income ex significant items” for continuing operations starts with the non-GAAP measure “Adjusted operating income” for continuing operations (as defined above) for fiscal 2011 and (i) adds back operating segment income attributable to businesses acquired after the start of fiscal 2011, (ii) subtracts operating segment income attributable to the International Bakery business segment for fiscal 2011, and (iii) subtracts certain fiscal 2011 corporate expenses, primarily amortization expenses and stranded costs, that were allocated to the International Bakery business segment. Management believes that these adjustments help present fiscal 2011 actual results on a basis that is comparable to the basis of presentation of the company’s fiscal 2012 guidance.

Sara Lee Delivers Solid Results in Challenging Environment – Page 18

Operating Results by Business Segment

For the Quarters and Years ended July 2, 2011 and July 3, 2010 (in millions - unaudited)

North American Retail

	Fourth Quarter				Fiscal Year
			Dollar Change	Percent Change			Dollar Change	Percent Change
	2011	2010			2011	2010
Net sales	$726	$742	$(16)	(2.1)%	$2,868	$2,818	$50	1.8%

Increase/(decrease) in net sales from:

Acquisition	$11	$-	$11		$11	$-	$11

Impact of 53rd week	-	52	(52)		-	52	(52)

Adjusted net sales*	$715	$690	$25	3.8%	$2,857	$2,766	$91	3.3%

Operating segment income	$74	$42	$32	74.7%	$307	$343	$(36)	(10.6)%

Operating margin %	10.1%	5.7%		4.4%	10.7%	12.2%		(1.5)%

Increase/(decrease) in operating segment income from:
Project Accelerate charges	$-	$(1)	$1		$(2)	$(4)	$2
Spin off related costs	(9)	-	(9)		(9)	-	(9)
Curtailment gain	-	-	-		-	7	(7)
Acquisition	1	-	1		1	-	1
Impact of 53rd week	-	5	(5)		-	5	(5)

Adjusted operating segment income*	$82	$38	$44	NM	$317	$335	$(18)	(5.2)%

Adjusted operating margin %*	11.4%	5.5%		5.9%	11.1%	12.1%		(1.0)%

North American Foodservice

Net sales	$400	$391	$9	2.1%	$1,566	$1,547	$19	1.2%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$-	$(1)	$1		$-	$(2)	$2
Impact of 53rd week	-	26	(26)		-	26	(26)

Adjusted net sales*	$400	$366	$34	9.3%	$1,566	$1,523	$43	2.8%

Operating segment income	$1	$7	$(6)	(92.2)%	$79	$60	$19	32.8%

Operating margin %	0.1%	1.6%		(1.5)%	5.1%	3.9%		1.2%

Increase/(decrease) in operating segment income from:
Project Accelerate charges	$-	$-	$-		$(2)	$(10)	$8
Spin off related costs	(4)	-	(4)		(4)	-	(4)
Accelerated depreciation	-	(7)	7		(2)	(7)	5
Impairment charges	(15)	(2)	(13)		(15)	(15)	-
Curtailment gain	-	-	-		-	5	(5)
Impact of 53rd week	-	1	(1)		-	1	(1)

Adjusted operating segment income*	$20	$15	$5	37.1%	$102	$86	$16	19.1%

Adjusted operating margin %*	5.0%	4.0%		1.0%	6.5%	5.6%		0.9%

* Adjusted amounts are non-GAAP measures.

See	the explanation non-GAAP financial measures in this release.

Sara Lee Delivers Solid Results in Challenging Environment – Page 19

Operating Results by Business Segment

For the Quarters and Years ended July 2, 2011 and July 3, 2010 (in millions - unaudited)

International Beverage

	Fourth Quarter				Fiscal Year
			Dollar Change	Percent Change			Dollar Change	Percent Change
	2011	2010			2011	2010
Net sales	$996	$804	$192	23.9%	$3,548	$3,221	$327	10.2%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$-	$(102)	$102		$-	$(27)	$27
Acquisitions	18	1	17		34	1	33
Impact of 53rd week	-	48	(48)		-	48	(48)

Adjusted net sales*	$978	$857	$121	14.1%	$3,514	$3,199	$315	9.9%

Operating segment income	$119	$124	$(5)	(4.0)%	$452	$592	$(140)	(23.6)%

Operating margin %	12.0%	15.5%		(3.5)%	12.7%	18.4%		(5.7)%

Increase/(decrease) in operating segment income from:
Changes in foreign currency exchange rates	$-	$(23)	$23		$-	$(6)	$6
Project Accelerate charges	2	(8)	10		(1)	(12)	11
Spin off related costs	(1)	-	(1)		(1)	-	(1)
Impairment charges	(6)	-	(6)		(6)	-	(6)
International stranded overhead - severance	1	-	1		(32)	-	(32)
Acquisition	2	-	2		3	-	3
Impact of 53rd week	-	17	(17)		-	17	(17)

Adjusted operating segment income*	$121	$138	$(17)	(12.7)%	$489	$593	$(104)	(17.5)%

Adjusted operating margin %*	12.4%	16.2%		(3.8)%	13.9%	18.5%		(4.6)%

International Bakery

Net sales	$182	$184	$(2)	(1.2)%	$726	$785	$(59)	(7.5)%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$-	$(27)	$27		$-	$(3)	$3
Impact of 53rd week	-	13	(13)		-	13	(13)

Adjusted net sales*	$182	$198	$(16)	(8.4)%	$726	$775	$(49)	(6.4)%

Operating segment income	$(28)	$(18)	$(10)	(55.9)%	$(12)	$(14)	$2	10.9%

Operating margin %	(15.4)%	(9.7)%		(5.7)%	(1.7)%	(1.8)%		0.1%

Increase/(decrease) in operating segment income from:
Changes in foreign currency exchange rates	$-	$(2)	$2		$-	$-	$-
Project Accelerate charges	-	(21)	21		-	(47)	47
Impairment charge	-	(9)	9		-	(13)	13
International stranded overhead - severance	(28)	-	(28)		(28)	-	(28)
Impact of 53rd week	-	1	(1)		-	1	(1)

Adjusted operating segment income*	$-	$13	$(13)	NM	$16	$45	$(29)	(65.0)%

Adjusted operating margin %*	(0.1)%	6.0%		(6.1)%	2.1%	5.7%		(3.6)%

* Adjusted amounts are non-GAAP measures.

See the explanation non-GAAP financial measures in this release.

Sara Lee Delivers Solid Results in Challenging Environment – Page 20

Operating Results by Business Segment

For the Quarters and Years ended July 2, 2011 and July 3, 2010 (in millions - unaudited)

Total Sara Lee - Continuing Operations

	Fourth Quarter				Fiscal Year
	2011	2010	Dollar Change	Percent Change	2011	2010	Dollar Change	Percent Change
Net sales - total operating segments	$2,304	$2,121	$183		$8,708	$8,371	$337
Intersegment	(7)	(8)	1		(27)	(32)	5

Net sales	$2,297	$2,113	$184	8.7%	$8,681	$8,339	$342	4.1%

Increase/(decrease) in net sales from:

Changes in foreign currency exchange rates	$-	$(130)	$130		$-	$(32)	$32

Acquisitions	29	1	28		45	1	44
Impact of 53rd week	-	139	(139)		-	139	(139)

Adjusted net sales*	$2,268	$2,103	$165	7.8%	$8,636	$8,231	$405	4.9%

Total operating segment income	$166	$155	$11	6.8%	$826	$981	$(155)	(15.8)%

Increase/(decrease) in operating segment income from:
Changes in foreign currency exchange rates	$-	$(25)	$25		$-	$(6)	$6
Project Accelerate charges	2	(30)	32		(5)	(73)	68
Spin off related costs	(14)	-	(14)		(14)	-	(14)
International stranded overhead - severance	(27)	-	(27)		(60)	-	(60)
Accelerated depreciation	-	(7)	7		(2)	(7)	5
Impairment charges	(21)	(11)	(10)		(21)	(28)	7
Pension curtailment gain	-	-	-		-	12	(12)
Acquisition	3	-	3		4	-	4
Impact of 53rd week	-	24	(24)		-	24	(24)

Total adjusted operating segment income*	$223	$204	$19	9.7%	$924	$1,059	$(135)	(12.6)%

Total operating segment income	$166	$155	$11	6.8%	$826	$981	$(155)	(15.8)%

General corporate expenses	(77)	(76)	(1)		(188)	(259)	71
Mark-to-market derivative gains (losses)	(7)	(10)	3		11	(13)	24
Amortization of trademarks and other intangibles	(6)	(5)	(1)		(22)	(21)	(1)
Contingent sales proceeds	-	-	-		-	133	(133)

Operating income	$76	$64	$12	19.3%	$627	$821	$(194)	(23.6)%

Operating margin %	3.3%	3.0%		0.3%	7.2%	9.8%		(2.6)%

Increase/(decrease) in operating income from:
Contingent sale proceeds	$-	$-	$-		$-	$133	$(133)
Changes in foreign currency exchange rates	-	(22)	22		-	(5)	5
Project Accelerate charges	(3)	(34)	31		(21)	(107)	86
Spin off related costs	(66)	-	(66)		(76)	-	(76)
International stranded overhead - severance	(26)	-	(26)		(66)	-	(66)
Accelerated depreciation	-	(11)	11		(2)	(11)	9
Impairment charges	(21)	(11)	(10)		(21)	(28)	7
Pension curtailment gain	-	-	-		-	20	(20)
Mexican tax indemnification	-	(11)	11		-	(26)	26
Acquisition	3	-	3		4	-	4
Impact of 53rd week	-	18	(18)		-	18	(18)

Adjusted operating income*	$189	$135	$54	40.3%	$809	$827	$(18)	(2.0)%

Adjusted operating margin %*	8.4%	6.4%		2.0%	9.4%	10.0%		(0.6)%

* Adjusted amounts are non-GAAP measures.

See the explanation non-GAAP financial measures in this release.

Sara Lee Delivers Solid Results in Challenging Environment – Page 21

Operating Results - Discontinued Operations

For the Quarters and Years ended July 2, 2011 and July 3, 2010 (in millions - unaudited)

North American Fresh Bakery Operations

	Fourth Quarter				Fiscal Year
	2011	2010	Dollar Change	Percent Change	2011	2010	Dollar Change	Percent Change
Net sales	$543	$587	$(44)	(7.6)%	$2,037	$2,128	$(91)	(4.3)%
Impact of 53rd week	-	52	(52)		-	52	(52)

Adjusted net sales*	$543	$535	$8	1.5%	$2,037	$2,076	$(39)	(1.9)%

Operating segment income	$40	$11	$29	NM	$60	$56	$4	7.4%

Operating margin %	7.4%	1.9%		5.5%	2.9%	2.6%		0.3%

Increase/(decrease) in operating segment income from:
Changes in foreign currency exchange rates	$-	$-	$-		$-	$-	$-
Exit activities and business dispositions	-	1	(1)		(1)	-	(1)
Professional fees/Other	(9)	-	(9)		(14)	-	(14)
Pension curtailment gain (loss)	-	-	-		(5)	3	(8)
Pension partial withdrawal liability charge	5	(16)	21		3	(23)	26
Accelerated depreciation	-	-	-		-	(2)	2
Impact of 53rd week	-	6	(6)		-	6	(6)

Adjusted operating segment income*	$44	$20	$24	NM	$77	$72	$5	7.8%

Adjusted operating margin %*	8.1%	3.8%		4.3%	3.8%	3.4%		0.4%

Operating segment income	$40	$11	$29	NM	$60	$56	$4	7.4%

Amortization expense	-	(5)	5		(4)	(16)	12
Mark-to-market derivative gains and losses/Other	(2)	(1)	(1)		2	(6)	8
Adjustment for noncontrolling interests	2	3	(1)		8	7	1

Operating income	$40	$8	$32	NM	$66	$41	$25	59.3%

Increase/decrease in operating income from:
Changes in foreign currency exchange rates	$-	$-	$-		$-	$-	$-
Exit activities and business dispositions	-	1	(1)		(1)	-	(1)
Professional fees/Other	(9)	-	(9)		(14)	-	(14)
Pension curtailment gain (loss)	-	-	-		(5)	3	(8)
Pension partial withdrawal liability charge	5	(16)	21		3	(23)	26
Accelerated depreciation	-	-	-		-	(2)	2
Impact of 53rd week	-	6	(6)		-	6	(6)

Adjusted operating income*	$44	$17	$27	NM	$83	$57	$26	45.4%

Operating income	$40	$8	$32	NM	$66	$41	$25	59.3%
Interest income (expense)	(2)	(2)	-		(8)	(9)	1

Income before income taxes	38	6	32		58	32	26
Income taxes expense (benefit)	119	2	117		(101)	9	(110)

Income from discontinued operations	(81)	4	(85)	NM	159	23	136	NM

Adjustment for noncontrolling interests	(2)	(3)	1		(8)	(7)	(1)

Income from discontinued operations attributable to Sara Lee	(83)	1	(84)	NM	151	16	135	NM

Gain on sale of discontinued operations, net of tax	-	-	-		-	-	-

Net income from discontinued operations attributable to Sara Lee	$(83)	$1	$(84)	NM	$151	$16	$135	NM

* Adjusted amounts are non-GAAP measures.

See the explanation non-GAAP financial measures in this release.

Sara Lee Delivers Solid Results in Challenging Environment – Page 22

Operating Results - Discontinued Operations

For the Quarters and Years ended July 2, 2011 and July 3, 2010 (in millions - unaudited)

North American Refrigerated Dough Operations

	Fourth Quarter				Fiscal Year
	2011	2010	Dollar Change	Percent Change	2011	2010	Dollar Change	Percent Change
Net sales	$63	$69	$(6)	(7.9)%	$307	$326	$(19)	(5.8)%
Impact of 53rd week	-	6	(6)		-	6	(6)

Adjusted net sales*	$63	$63	$-	0.1%	$307	$320	$(13)	(4.2)%

Operating segment income	$8	$10	$(2)	(22.5)%	$54	$68	$(14)	(21.4)%

Operating margin %	12.3%	14.7%		(2.4)%	17.6%	21.0%		(3.4)%

Increase/(decrease) in operating segment income from:
Changes in foreign currency exchange rates	$-	$-	$-		$-	$-	$-
Pension curtailment gain (loss)	-	-	-		-	1	(1)
Impact of 53rd week	-	1	(1)		-	1	(1)

Adjusted operating segment income*	$8	$9	$(1)	(16.9)%	$54	$66	$(12)	(19.9)%

Adjusted operating margin %*	12.7%	15.3%		(2.6)%	17.6%	21.1%		(3.5)%

Operating segment income	$8	$10	$(2)	(22.5)%	$54	$68	$(14)	(21.4)%

Amortization expense	(3)	(3)	-		(12)	(12)	-
Mark-to-market derivative gains and losses/Other	(1)	-	(1)		-	-	-

Operating income	$4	$7	$(3)	(36.1)%	$42	$56	$(14)	(25.2)%

Increase/decrease in operating income from:
Changes in foreign currency exchange rates	$-	$-	$-		$-	$-	$-
Pension curtailment gain (loss)	-	-	-		-	1	(1)
Impact of 53rd week	-	1	(1)		-	1	(1)

Adjusted operating income*	$4	$6	$(2)	(28.2)%	$42	$54	$(12)	(23.4)%

Operating income	$4	$7	$(3)	(36.1)%	$42	$56	$(14)	(25.2)%
Interest income (expense)	-	-	-		-	-	-

Income before income taxes	4	7	(3)		42	56	(14)
Income taxes expense (benefit)	2	2	-		15	19	(4)

Income from discontinued operations	2	5	(3)	(55.6)%	27	37	(10)	(27.0)%

Adjustment for noncontrolling interests	-	-	-		-	-	-

Income from discontinued operations attributable to Sara Lee	2	5	(3)	(55.6)%	27	37	(10)	(27.0)%

Gain on sale of discontinued operations, net of tax	-	-	-		-	-	-

Net income from discontinued operations attributable to Sara Lee	$2	$5	$(3)	(55.6)%	$27	$37	$(10)	(27.0)%

* Adjusted amounts are non-GAAP measures.

See the explanation non-GAAP financial measures in this release.

Sara Lee Delivers Solid Results in Challenging Environment – Page 23

Operating Results - Discontinued Operations

For the Quarters and Years ended July 2, 2011 and July 3, 2010 (in millions - unaudited)

International Household and Body Care Businesses

	Fourth Quarter				Fiscal Year
	2011	2010	Dollar Change	Percent Change	2011	2010	Dollar Change	Percent Change
Net sales	$108	$515	$(407)	(78.9)%	$1,078	$2,126	$(1,048)	(49.3)%
Changes in foreign currency exchange rates	-	(31)	31		-	(12)	12
Disposition	-	437	(437)		-	1,080	(1,080)
Impact of 53rd week	-	1	(1)		-	1	(1)

Adjusted net sales*	$108	$108	$-	0.0%	$1,078	$1,057	$21	2.0%

Operating segment income	$19	$43	$(24)	(57.3)%	$71	$254	$(183)	(72.2)%

Operating margin %	17.1%	8.4%		8.7%	6.5%	12.0%		(5.5)%

Increase/(decrease) in operating segment income from:
Changes in foreign currency exchange rates	$-	$(5)	$5		$-	$(3)	$3
Exit activities and business dispositions	(3)	(17)	14		(58)	(17)	(41)
Professional fees/Other	(7)	(13)	6		(22)	(35)	13
Pension curtailment gain (loss)	(3)	-	(3)		1	(10)	11
Pension partial withdrawal liability charge	-	-	-		-	-	-
Accelerated depreciation	(1)	-	(1)		(3)	-	(3)
License termination cost	-	-	-		(39)	-	(39)
Anti-trust provision	27	(28)	55		27	(28)	55
Dispositions	-	85	(85)		-	187	(187)
Impact of 53rd week	-	-	-		-	-	-

Adjusted operating segment income*	$6	$21	$(15)	(75.5)%	$165	$160	$5	3.2%

Adjusted operating margin %*	4.6%	18.9%		(14.3)%	15.3%	15.1%		0.2%

Operating segment income	$19	$43	$(24)	(57.3)%	$71	$254	$(183)	(72.2)%

Amortization expense	-	-	-		-	(4)	4
Foreign currency transaction gains/Other	1	1	-		1	1	-
Adjustment for noncontrolling interests	-	-	-		-	-	-

Operating income	$20	$44	$(24)	(54.7)%	$72	$251	$(179)	(71.1)%

Increase/decrease in operating income from:
Changes in foreign currency exchange rates	$-	$(5)	$5		$-	$(3)	$3
Exit activities and business dispositions	(3)	(17)	14		(58)	(17)	(41)
Professional fees/Other	(7)	(13)	6		(22)	(35)	13
Pension curtailment gain (loss)	(3)	-	(3)		1	(10)	11
Pension partial withdrawal liability charge	-	-	-		-	-	-
Accelerated depreciation	(1)	-	(1)		(3)	-	(3)
License termination cost	-	-	-		(39)	-	(39)
Anti-trust provision	27	(28)	55		27	(28)	55
Dispositions	-	85	(85)		-	187	(187)
Impact of 53rd week	-	-	-		-	-	-

Adjusted operating income*	$7	$22	$(15)	(69.9)%	$166	$157	$9	6.7%

Operating income	$20	$44	$(24)	(54.7)%	$72	$251	$(179)	(71.1)%
Interest income (expense)	-	1	(1)		-	3	(3)

Income before income taxes	20	45	(25)		72	254	(182)
Income taxes expense (benefit)	4	49	(45)		36	453	(417)

Income from discontinued operations	16	(4)	20	NM	36	(199)	235	NM

Adjustment for noncontrolling interests	-	(1)	1		(1)	(14)	13

Income from discontinued operations attributable to Sara Lee	16	(5)	21	NM	35	(213)	248	NM

Gain on sale of discontinued operations, net of tax	128	78	50		736	84	652

Net income from discontinued operations attributable to Sara Lee	$144	$73	$71	97.5%	$771	$(129)	$900	NM

* Adjusted amounts are non-GAAP measures.

See the explanation non-GAAP financial measures in this release.

Sara Lee Delivers Solid Results in Challenging Environment – Page 24

Operating Results - Discontinued Operations

For the Quarters and Years ended July 2, 2011 and July 3, 2010 (in millions - unaudited)

Total Discontinued Operations

	Fourth Quarter				Fiscal Year
	2011	2010	Dollar Change	Percent Change	2011	2010	Dollar Change	Percent Change
Net sales	$714	$1,171	$(457)	(39.0)%	$3,422	$4,580	$(1,158)	(25.3)%
Changes in foreign currency exchange rates	-	(31)	31		-	(12)	12
Disposition	-	437	(437)		-	1,080	(1,080)
Impact of 53rd week	-	59	(59)		-	59	(59)

Adjusted net sales*	$714	$706	$8	1.1%	$3,422	$3,453	$(31)	(0.9)%

Operating segment income	$67	$64	$3	2.6%	$185	$378	$(193)	(51.3)%

Operating margin %	9.3%	5.5%		3.8%	5.4%	8.3%		(2.9)%

Increase/(decrease) in operating segment income from:
Changes in foreign currency exchange rates	$-	$(5)	$5		$-	$(3)	$3
Exit activities and business dispositions	(3)	(16)	13		(59)	(17)	(42)
Professional fees/Other	(16)	(13)	(3)		(36)	(35)	(1)
Pension curtailment gain (loss)	(3)	-	(3)		(4)	(6)	2
Pension partial withdrawal liability charge	5	(16)	21		3	(23)	26
Accelerated depreciation	(1)	-	(1)		(3)	(2)	(1)
License termination cost	-	-	-		(39)	-	(39)
Anti-trust provision	27	(28)	55		27	(28)	55
Dispositions	-	85	(85)		-	187	(187)
Impact of 53rd week	-	7	(7)		-	7	(7)

Adjusted operating segment income*	$58	$50	$8	12.7%	$296	$298	$(2)	(0.9)%

Adjusted operating margin %*	8.0%	7.2%		0.8%	8.7%	8.7%		0.0%

Operating segment income	$67	$64	$3	2.6%	$185	$378	$(193)	(51.3)%

Amortization expense	(3)	(8)	5		(16)	(32)	16
Foreign currency transaction gains/Other	(2)	-	(2)		3	(5)	8
Adjustment for noncontrolling interests	2	3	(1)		8	7	1

Operating income	$64	$59	$5	11.0%	$180	$348	$(168)	(48.3)%

Increase/decrease in operating income from:
Changes in foreign currency exchange rates	$-	$(5)	$5		$-	$(3)	$3
Exit activities and business dispositions	(3)	(16)	13		(59)	(17)	(42)
Professional fees/Other	(16)	(13)	(3)		(36)	(35)	(1)
Pension curtailment gain (loss)	(3)	-	(3)		(4)	(6)	2
Pension partial withdrawal liability charge	5	(16)	21		3	(23)	26
Accelerated depreciation	(1)	-	(1)		(3)	(2)	(1)
License termination cost	-	-	-		(39)	-	(39)
Anti-trust provision	27	(28)	55		27	(28)	55
Dispositions	-	85	(85)		-	187	(187)
Impact of 53rd week	-	7	(7)		-	7	(7)

Adjusted operating income*	$55	$45	$10	25.3%	$291	$268	$23	8.7%

Operating income	$64	$59	$5	11.0%	$180	$348	$(168)	(48.3)%
Interest income (expense)	(2)	(1)	(1)		(8)	(6)	(2)

Income before income taxes	62	58	4		172	342	(170)
Income taxes expense (benefit)	125	53	72		(50)	481	(531)

Income from discontinued operations	(63)	5	(68)	NM	222	(139)	361	NM

Adjustment for noncontrolling interests	(2)	(4)	2		(9)	(21)	12

Income from discontinued operations attributable to Sara Lee	(65)	1	(66)	NM	213	(160)	373	NM

Gain on sale of discontinued operations, net of tax	128	78	50		736	84	652

Net income from discontinued operations attributable to Sara Lee	$63	$79	$(16)	(20.3)%	$949	$(76)	$1,025	NM

* Adjusted amounts are non-GAAP measures.

See the explanation non-GAAP financial measures in this release.

Sara Lee Delivers Solid Results in Challenging Environment – Page 25

Reported Results to Continuing Operations Excluding International Bakery

(All amounts in millions of dollars, except per share data)

Fiscal Year ended July 2, 2011
Net sales from continuing operations
Net sales from continuing operations	8,681
International Bakery net sales	726

Net sales from continuing operations excluding International Bakery	7,955

Operating Income from continuing operations ex significant items*
Adjusted operating income from continuing operations	809
FY11 operating segment income from acquisitions completed in fiscal 2011	4
International Bakery adjusted operating segment income	(16)
Estimated allocations of corporate expenses	(5)

Operating income from continuing operations excluding International Bakery	792

EPS from continuing operations ex significant items*
Adjusted EPS from continuing operations	0.78
Estimated EPS related to International Bakery	(0.03)

Adjusted EPS from continuing operations excluding International Bakery	0.75

* Amounts are non-GAAP measures

See the explanation of non-GAAP financial measures in this release.